U.S. SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (date of earliest event reported): April 11, 2006
AMB PROPERTY CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	001-13545	94-3281941

(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification number)
Pier 1, Bay 1, San Francisco, California 94111

(Address of principal executive offices) (Zip code)
415-394-9000

(Registrants’ telephone number, including area code)
n/a

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02. RESULTS OF OPERATIONS AND FINANCIAL CONDITION
On April 11, 2006, we issued a press release entitled “AMB Property Corporation Announces First Quarter Results,” which sets forth disclosure regarding our results of operations for the first quarter of 2006. A copy of the press release is attached hereto as Exhibit 99.1. This section and the attached exhibit are provided under Item 2.02 of Form 8-K and are furnished to, but not filed with, the Securities and Exchange Commission.
ITEM 8.01 OTHER EVENTS
On April 11, 2006, we reported results for the first quarter of 2006.
For the quarter ended March 31, 2006, funds from operations per fully diluted share and unit (“FFOPS”) was $0.52, as compared to $0.54 for the first quarter of 2005. The current quarter results are net of a $0.01 per share charge resulting from the repurchase of preferred units and include $0.01 per share of development profits and $0.06 of net lease termination fees, as compared to $0.09 per share of development profits and $0.01 of net lease termination fees in the first quarter of 2005. Quarterly FFOPS exceeded the company’s mid-point of guidance by $0.04 per share primarily due to better than expected private capital income and lease termination fees, and a decision to delay certain refinancing transactions.
Net income available to common stockholders per share (“EPS”) for the first quarter of 2006 was $0.26, as compared to $0.52 for the first quarter of 2005. EPS in the current quarter includes $0.08 per share of disposition gains, as compared to $0.34 per share in the first quarter of 2005.
Operating Results
Our industrial operating portfolio occupancy was 94.7% at March 31, 2006, down 110 basis points from December 31, 2005, and 40 basis points from March 31, 2005. Cash-basis same store net operating income in the first quarter of 2006 increased 0.3% over the same period in 2005 including the effects of lease termination fees, and increased 1.5% excluding the effects of lease termination fees for both periods. The increase was due, in part, to a higher average occupancy rate in the same store portfolio. Rent on lease renewals and rollovers in our operating portfolio declined 11.5% in the first quarter of 2006, as compared to a 4.3% decline in the prior quarter and an 8.6% decline in the first quarter of 2005. The decline during the quarter was primarily the result of lower rents on new leases in the San Francisco Bay Area, our third largest market, which were down 55.4%. Rents on new leases in our other markets were down 3.3%.
Investment Activity
During the first quarter, new development and renovation starts totaled approximately 2.9 million square feet in seven projects in North America and Asia representing an estimated total investment of $219 million. We acquired 2.1 million square feet of distribution facilities in 32 buildings at a total acquisition cost of approximately $153 million. Seven development and renovation projects stabilized in North America and Japan totaling 2.1 million square feet, for a total investment of $285 million. We placed two of the development projects, representing a total investment of $25 million, into operations, and five of the projects, representing a total investment of $260 million, are available for sale or contribution to one of our co-investment funds.
In the first quarter, we completed opportunistic sales of four operating buildings that no longer fit our strategy. In the aggregate, the four buildings comprise approximately 322,000 square feet and represent approximately $17 million in gross disposition proceeds. In addition, we generated gross sale proceeds of approximately $5 million from our development-for-sale business with the sale of a land parcel in Florida.
Annual Meeting of Stockholders
Our Annual Meeting of Stockholders will be held on Thursday, May 11, 2006 at 2:00 p.m. PDT. Stockholders are invited to attend the meeting at our corporate headquarters located at Pier 1, Bay 1, in San Francisco, California. The proxy statement, Annual Report to Stockholders, voting materials and meeting information were mailed on or about March 30, 2006.
Supplemental Earnings Measure
We report funds from operations per fully diluted share and unit in accordance with the standards established by the National Association of Real Estate Investment Trusts. Included in the footnotes to our attached financial statements is a discussion of why management believes FFOPS is a useful supplemental measure of operating performance, ways in which investors might use FFOPS when assessing our financial performance and FFOPS’s limitations as a measurement tool. Reconciliation from net income to funds from operations is provided in the attached tables and published in our quarterly supplemental analyst package.
About AMB Property Corporation
We are a leading owner and operator of industrial real estate, focused on major hub and gateway distribution markets throughout North America, Europe and Asia. As of March 31, 2006, we owned, or had investments in, on a consolidated basis or through unconsolidated joint ventures, properties and development projects expected to total approximately 118 million square feet (11 million square meters) and 1,070 buildings in 42 markets within eleven countries. We invest in properties located predominantly in the infill submarkets of our targeted markets. Our portfolio is comprised of High Throughput Distribution® facilities—industrial properties built for speed and located near airports, seaports and ground transportation systems.

CONSOLIDATED BALANCE SHEETS
(dollars in thousands)

	As of
	March 31, 2006	December 31, 2005
Assets
Investments in real estate:
Total investments in properties	$6,913,524	$6,798,294
Accumulated depreciation	(736,760)	(697,388)

Net investments in properties	6,176,764	6,100,906
Investments in unconsolidated joint ventures	118,472	118,653
Properties held for contribution, net	266,311	32,755
Properties held for divestiture, net	31,201	17,936

Net investments in real estate	6,592,748	6,270,250
Cash and cash equivalents	158,067	267,233
Mortgages and loans receivable	21,589	21,621
Accounts receivable, net	151,864	178,682
Other assets	112,312	64,953

Total assets	$7,036,580	$6,802,739

Liabilities and Stockholders’ Equity
Secured debt	$1,917,805	$1,912,526
Unsecured senior debt securities	950,937	975,000
Unsecured credit facilities	734,110	490,072
Other debt	63,543	23,963
Accounts payable and other liabilities	249,149	263,744

Total liabilities	3,915,544	3,665,305
Minority interests:
Joint venture partners	899,658	853,643
Preferred unitholders	200,986	278,378
Limited partnership unitholders	87,641	89,114

Total minority interests	1,188,285	1,221,135
Stockholders’ equity:
Common equity	1,757,420	1,740,751
Preferred equity	175,331	175,548

Total stockholders’ equity	1,932,751	1,916,299

Total liabilities and stockholders’ equity	$7,036,580	$6,802,739

CONSOLIDATED STATEMENTS OF OPERATIONS
(dollars in thousands, except share data)

	For the Quarters Ended
	March 31,
	2006	2005
Revenues
Rental revenues	$176,407	$153,404
Private capital income	5,106	3,318

Total revenues	181,513	156,722

Costs and expenses
Property operating costs	(45,697)	(39,769)
Depreciation and amortization	(43,360)	(39,532)
General and administrative	(22,855)	(18,544)
Other expenses (1)	(537)	(936)
Fund costs	(614)	(364)

Total costs and expenses	(113,063)	(99,145)

Other income and expenses
Equity in earnings of unconsolidated joint ventures	2,088	1,242
Other income (1)	3,063	136
Gains from dispositions of real estate, net	—	1,301
Development profits, net of taxes	674	17,949
Interest expense, including amortization	(39,789)	(36,874)

Total other income and expenses	(33,964)	(16,246)

Income from operations before minority interests	34,486	41,331

Minority interests’ share of income:
Joint venture partners’ share of income	(8,825)	(9,349)
Joint venture partners’ share of development profits	(32)	(9,837)
Preferred unitholders	(5,001)	(5,368)
Limited partnership unitholders	(805)	(295)

Total minority interests’ share of income	(14,663)	(24,849)

Income from continuing operations	19,823	16,482

Discontinued operations:
Income attributable to discontinued operations, net of minority interests	741	2,343
Gain from disposition of real estate, net of minority interests	7,013	27,942

Total discontinued operations	7,754	30,285

Net income	27,577	46,767
Preferred stock dividends	(3,096)	(1,783)
Preferred unit redemption issuance costs	(1,097)	—

Net income available to common stockholders	$23,384	$44,984

Net income per common share (diluted)	$0.26	$0.52

Weighted average common shares (diluted)	90,179,329	86,516,695

(1)	Includes changes in liabilities and assets associated with the Company’s deferred compensation plan.

CONSOLIDATED STATEMENTS OF FUNDS FROM OPERATIONS(1)
(dollars in thousands, except share data)

	For the Quarters Ended
	March 31,
	2006	2005
Net income	$27,577	$46,767
Gains from disposition of real estate, net of minority interests	(7,013)	(29,243)
Depreciation and amortization:
Total depreciation and amortization	43,360	39,532
Discontinued operations’ depreciation	(92)	4,591
Non-real estate depreciation	(1,000)	(745)
Adjustments to derive FFO from consolidated JVs:
Joint venture partners’ minority interests (Net income)	8,825	9,349
Limited partnership unitholders’ minority interests (Net income)	805	295
Limited partnership unitholders’ minority interests (Development profits)	32	458
Discontinued operations’ minority interests (Net income)	(248)	2,386
FFO attributable to minority interests	(20,435)	(23,587)
Adjustments to derive FFO from unconsolidated JVs:
AMB’s share of net income	(2,088)	(1,242)
AMB’s share of FFO	3,209	2,747
Preferred stock dividends	(3,096)	(1,783)
Preferred unit redemption issuance costs	(1,097)	—

Funds from operations	$48,739	$49,525

FFO per common share and unit (diluted)	$0.52	$0.54

Weighted average common shares and units (diluted)	94,567,680	91,240,898

(1)	Funds From Operations (“FFO”). The Company believes that net income, as defined by GAAP, is the most appropriate earnings measure. However, the Company considers funds from operations, or FFO, as defined by NAREIT, to be a useful supplemental measure of its operating performance. FFO is defined as net income, calculated in accordance with GAAP, less gains (or losses) from dispositions of real estate held for investment purposes and real estate-related depreciation, and adjustments to derive the Company’s pro rata share of FFO of consolidated and unconsolidated joint ventures. Further, the Company does not adjust FFO to eliminate the effects of non-recurring charges. The Company believes that FFO, as defined by NAREIT, is a meaningful supplemental measure of its operating performance because historical cost accounting for real estate assets in accordance with GAAP implicitly assumes that the value of real estate assets diminishes predictably over time, as reflected through depreciation and amortization expenses. However, since real estate values have historically risen or fallen with market and other conditions, many industry investors and analysts have considered presentation of operating results for real estate companies that use historical cost accounting to be insufficient. Thus, NAREIT created FFO as a supplemental measure of operating performance for real estate investment trusts that excludes historical cost depreciation and amortization, among other items, from net income, as defined by GAAP. The Company believes that the use of FFO, combined with the required GAAP presentations, has been beneficial in improving the understanding of operating results of real estate investment trusts among the investing public and making comparisons of operating results among such companies more meaningful. The Company considers FFO to be a useful measure for reviewing comparative operating and financial performance because, by excluding gains or losses related to sales of previously depreciated operating real estate assets and real estate depreciation and amortization, FFO can help the investing public compare the operating performance of a company’s real estate between periods or as compared to other companies. While FFO is a relevant and widely used measure of operating performance of real estate investment trusts, it does not represent cash flow from operations or net income as defined by GAAP and should not be considered as an alternative to those measures in evaluating the Company’s liquidity or operating performance. FFO also does not consider the costs associated with capital expenditures related to the Company’s real estate assets nor is FFO necessarily indicative of cash available to fund the Company’s future cash requirements. Further, the Company’s computation of FFO may not be comparable to FFO reported by other real estate investment trusts that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently than the Company does.

Forward-Looking Statements
Some of the information included in this report contains forward-looking statements, such as those related to total expected investments in acquisitions and developments; size and timing of deliveries and total investments in development projects; and use of private capital funds for planned investment activity, which are made pursuant to the safe-harbor provisions of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. Because these forward-looking statements involve risks and uncertainties, there are important factors that could cause our actual results to differ materially from those in the forward-looking statements, and you should not rely on the forward-looking statements as predictions of future events. The events or circumstances reflected in forward-looking statements might not occur. You can identify forward-looking statements by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “pro forma,” “estimates” or “anticipates” or the negative of these words and phrases or similar words or phrases. You can also identify forward-looking statements by discussions of strategy, plans or intentions. Forward-looking statements are necessarily dependent on assumptions, data or methods that may be incorrect or imprecise and we may not be able to realize them. We caution you not to place undue reliance on forward-looking statements, which reflect our analysis only and speak only as of the date of this report or the dates indicated in the statements. We assume no obligation to update or supplement forward-looking statements. The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements: defaults on or non-renewal of leases by tenants, increased interest rates and operating costs, our failure to obtain necessary outside financing, re-financing risks, difficulties in identifying properties to acquire and in effecting acquisitions, our failure to successfully integrate acquired properties and operations, our failure to divest properties on advantageous terms or to timely reinvest proceeds from any divestitures, risks and uncertainties affecting property development and construction (including construction delays, cost overruns, our inability to obtain necessary permits and public opposition to these activities), our failure to qualify and maintain our status as a real estate investment trust, environmental uncertainties, risks related to natural disasters, changes in general economic conditions or in the real estate sector, changes in real estate and zoning laws or other local, state and federal regulatory requirements, a downturn in the U.S., California or the global economy, risks related to doing business internationally, losses in excess of our insurance coverage, unknown liabilities acquired in connection with acquired properties or otherwise and increases in real property tax rates. Our success also depends upon economic trends generally, including interest rates, income tax laws, governmental regulation, legislation, population changes, various market conditions and fluctuations and those other risk factors discussed under the heading “Risk Factors” and elsewhere in our most recent annual report on Form 10-K for the year ended December 31, 2005.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
(d)	Exhibits

Exhibit
Number	Description
99.1	AMB Property Corporation Press Release dated April 11, 2006

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMB Property Corporation
(Registrant)

Date: April 11, 2006	By:	/s/ Tamra D. Browne

Tamra D. Browne Senior Vice President, General Counsel and Secretary

Exhibits

Exhibit
Number	Description
99.1	AMB Property Corporation Press Release dated April 11, 2006